UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017 (August 9, 2017)

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9711 Washingtonian Boulevard, #550

Gaithersburg, MD 20850

(Address of principal executive offices) (zip code)

(908) 758-3787 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

Item 1.01 Entry into a Material Definitive Agreement

The information under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Mark W. Lindsey

Effective as of August 9, 2017, the Board of Directors (the “Board”) of RealBiz Media Group, Inc. (the “Company”) appointed Mr. Mark W. Lindsey to serve as Chief Financial Officer of the Company.

Mark W. Lindsey, CPA, CGMA, 50. Mr. Lindsey has more than 25 years of experience in all aspects of accounting, financial reporting, regulatory compliance and financial analysis across numerous industries, primarily with publicly-traded companies. Mark has participated in numerous IPOs, secondary public debt and equity offerings and merger transactions. Before joining the Company, he spent 11 years with American Capital, Ltd. (NASDAQ: ACAS) in a variety of accounting and reporting roles, most recently as Senior Vice President, Chief Accounting Officer where he was responsible for all accounting, financial reporting, loan servicing and asset valuations for the complex alternative asset management company, which managed in excess of $80 billion of assets. Prior to joining American Capital, Ltd., Mr. Lindsey also served in various senior roles with XM Satellite Radio, the Public Company Accounting Oversight Board and PricewaterhouseCoopers. Mr. Lindsey graduated from the University of Colorado at Denver with a Bachelor of Science in Accounting and is a Certified Public Accountant.

In connection with Mr. Lindsey’s appointment, the Company and Mr. Lindsey entered into an employment agreement, dated August 14, 2017 (the “Employment Agreement”). The Employment Agreement is “at will” and provides that Mr. Lindsey will be paid a base salary as follows: (i) an annualized rate of One Hundred Thousand Dollars ($100,000) during the first 5 months of employment; (ii) an annualized rate of Two Hundred Thousand Dollars ($200,000) during the next 3 months of employment; and (iii) an annualized rate of Three Hundred Thousand Dollars ($300,000) thereafter (the “Base Salary”). The Employment Agreement further provides that Mr. Lindsey is eligible to receive an annual bonus upon attainment of individual and/or Company performance goals established by the Board of committee thereof, in an amount equal to Mr. Lindsey’s then-current base salary. In addition, Mr. Lindsey shall be entitled to participate in benefit plans provided by the Company to senior executives generally from time to time during the term of the Employment Agreement, and with various other customary benefits as set forth in the Employment Agreement. The Employment Agreement also provides that Mr. Lindsey shall be issued a restricted stock award of 13,801,011 shares of the Company’s common stock (the “Restricted Shares”), which shall vest equally at a rate of 33.3% over a three-year period beginning on the first anniversary of the date of the Employment Agreement. Any unvested portion of the Restricted Shares will vest immediately upon a Change in Control (as defined in the Employment Agreement).

The Employment Agreement provides that Mr. Lindsey shall be entitled to severance compensation if the Company terminates Mr. Lindsey’s employment Without Cause (as defined in the Employment Agreement) and if Mr. Lindsey executes and does not revoke during any applicable revocation period a general release in favor of the Company within a reasonable period of time specified by the Company. Mr. Lindsey shall receive severance compensation of any accrued obligations and no more than two years of Mr. Lindsey’s Base Salary and annual bonus in accordance with the terms and provisions of the Employment Agreement.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Appointment of Directors

On August 11, 2017, the Board of the Company appointed Mr. Michael O’ Gorman, Mr. Thomas Butler Fore and Mr. Lalit Lal to serve as directors of the Board, effective immediately. Messrs. O’Gorman, Fore and Lal each shall serve on the Board until the Company’s next annual meeting of stockholders and until his successor is duly qualified. There are no understandings or arrangements between any of the foregoing individuals and any other person pursuant to which such individuals were appointed as directors.

There are no family relationships between Messrs. O’Gorman, Fore or Lal and any of our other officers and directors. In addition, neither of Messrs. O’Gorman, Fore or Lal has been employed at the Company or any of its subsidiaries.

Set forth below is the biographical information of the newly appointed directors, as required by Item 401 of Regulation S-K.

Michael O’Gorman JD, MBA, 62, is Chairman and Chief Executive Officer of Crassus Holdings, Ltd, whose subsidiaries specialize in sourcing and marketing all natural, healthy food and consumer products. Mr. Gorman has over 35 years of successful food brokerage, food manufacturing, project management, finance and legal experience in the international arena. He also previously served as Chief of Staff in both the House of Representatives and U.S. Senate. His agricultural experience is uniquely first hand, as he has owned and operated a 252-acre farm where he raised both crops and Black Angus cattle. He has spent a number of years working at major international law firms as well as being Senior Managing Director at First Wall Street Capital, where he arranged funding in excess of $2 billion. He received his JD in International Law from the University of Connecticut, MBA in International Finance from Fairleigh Dickinson University and BS in Organic Chemistry from St. Peters College.

Mr. O’Gorman is qualified to serve as a member of the Company’s Board because of his background and experience in the industry.

Thomas Butler Fore, 51, is a multi-faceted entrepreneur and executive with experience in numerous categories of business, including real estate, media, personal care products and fashion. He currently serves as CEO of Sora Development, an award winning real estate development firm focused on large mixed-use projects with a specialty in public-private partnerships. His other roles include CEO of Tiderock Media, an active film production company with 13 feature films completed; and founder and board member for Digital2go Media Networks, a mobile platform that utilizes beacon technology for data collection and advertising, with a footprint of more than 10,000 locations in the U.S. and Latin America. Mr. Fore is also involved as an advisor and partner in numerous other enterprises in media, real estate and consumer products. A highly-successful entrepreneur, he holds a BA from Towson University.

Mr. Fore is qualified to serve as a member of the Company’s Board because of his background and experience.

Lalit Lal, is a food industry veteran who currently serves as the President of American World Foods, Inc. Mr. Lal has extensive knowledge of the international food market and has operated in the Middle East and GCC for more than 25 years. Now based in the U.S., Mr. Lal held senior executive positions during his career at some of Dubai’s leading food companies, including Federal Foods, Gulf Marketing Group, Al Islami Foods and Farm Fresh, where he developed significant expertise in the Middle East and Europe. His knowledge of food distribution networks on multiple continents is extensive and includes a deep network of suppliers in the important Fast-Moving Consumer Goods (FMCG) category.

Mr. Lal is qualified to serve as a member of the Company’s Board because of his background and experience in the industry.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Mark W. Lindsey dated August 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealBiz Media Group, Inc.

Dated: August 15, 2017	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer